Exhibit 99.1

Permian Resources Extends Registration Rights Agreement with its Private Equity Stockholders and Announces Further Reduction in its Sponsor Ownership

MIDLAND, Texas – June 18, 2024 (BUSINESS WIRE) — Permian Resources Corporation (“Permian Resources” or the “Company”) (NYSE: PR) today announced that funds affiliated with EnCap Investments L.P., Pearl Energy Investments and Riverstone Investment Group LLC (collectively, the “Private Equity Stockholders”) have amended and extended the existing registration rights agreement between them, the Company and the other parties thereto, to provide for continued partnership with Permian Resources as its Private Equity Stockholders monetize common stock in the future.

Since the Company’s formation, Permian Resources and its Private Equity Stockholders have monetized approximately 200 million shares of common stock, reducing the combined sponsor ownership from over 50% in 2022 to approximately 16% today while delivering leading total shareholder return relative to its peers.

“We are proud of our relationship with our Private Equity Stockholders and our ability to achieve their monetization objectives in an orderly fashion while ensuring any sales of common stock are done in a thoughtful and organized manner. This effort over the last two years has allowed us to simultaneously accomplish our goal of generating peer-leading shareholder returns while reducing sponsor ownership over time,” said James Walter, Co-CEO of Permian Resources. “Today’s announcement is a continuation of our strategy which has proven successful and will continue to strongly benefit Permian Resources, the Private Equity Stockholders and our public shareholders.”

In conjunction with the amended and restated registration rights agreement, certain funds affiliated with Pearl Energy Investments (“Pearl”) will convert and distribute approximately 23 million shares of Class A common stock of the Company to certain of its equity holders, including limited partners of such funds (the “Member Distribution”). These equity holders and limited partners are primarily large, accredited institutional investors that the Company expects to remain long-term investors in Permian Resources and who have been investors in Permian Resources and its predecessors since 2015. No other Private Equity Stockholder elected to distribute their common stock at this time.

After giving effect to the Member Distribution, the Private Equity Stockholders will own approximately 16% of the Company’s total shares outstanding, with no party owning more than 7% and only Pearl holding a Board seat. Permian Resources continues to have industry leading shareholder alignment, with its management team owning approximately 7%1 of total shares outstanding and 100% of the Co-CEO’s compensation coming from long-term equity.

About Permian Resources

Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on the responsible acquisition, optimization and development of high-return oil and natural gas properties. The Company’s assets and operations are concentrated in the core of the Delaware Basin, making it the second largest Permian Basin pure-play E&P. For more information, please visit www.permianres.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, including statements regarding the Member Distribution our strategy, plans and objectives of management, are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that any forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Factors which could cause our actual results to differ materially from the results contemplated by forward-looking statements may include, but are not limited to, risks described in our filings with the SEC.

Should one or more of the risks or uncertainties described in this press release occur, or should any underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

1) Represents estimated ownership including unvested shares.

Contacts:

Hays Mabry – Vice President, Investor Relations

(432) 315-0114

ir@permianres.com

SOURCE Permian Resources Corporation